Calculation of Filing Fee Tables
S-1
FIRST UNITED CORP/MD/
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid	1	Equity	Common Stock	Other					$ 0.00
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	At the time of filing (April 2, 2012) of the Registration Statement on Form S-1 (and all prior amendments thereto) to which this Post-Effective Amendment No. 5 (this "Amendment") relates (the "Original S-1"), the filing fee tables were not required. No new securities have been registered under any prior amendment to the Original S-1 and no new securities are being registered pursuant to this Amendment. All registration fees were previously paid. The registration statement relates to shares of common stock that may be offered and sold under the First United Corporation Dividend Reinvestment and Stock Purchase Plan (the "Plan"). Pursuant to Rule 416(a) under the Securities Act, the registration statement also covers an indeterminable number of additional shares that may become issuable by operation of the anti-dilution provisions of the Plan. The amount shown in this column was estimated solely for purposes of determining the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), based on the average of the high and low sale prices of the common stock on the NASDAQ Global Select Market on March 28, 2012.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date